Exhibit 10.3

LEAK-OUT AGREEMENT

November 12, 2024

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between Innovation1 Biotech Inc., a Nevada corporation (the “Company”), and ___________ (the “Holder”).

Reference is hereby made to the exchange agreement by and between the Holder and the Company dated November 12, 2024 (the “Exchange Agreement”), pursuant to which the Holder and certain other holders exchanged all of the (i) convertible promissory notes, (ii) convertible preferred stock, and (iii) warrants of the Company held by such Persons in exchange for shares of Series C-1 Senior Convertible Preferred Stock (the “Series C-1 Stock”) convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). Capitalized terms not defined herein shall have the meanings as set forth in the Exchange Agreement.

The Holder agrees that during the Leak Out Period, neither the Holder nor any affiliate of such Holder shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Leakout Period (any such date, a “Date of Determination”), shares of Common Stock underlying any Series C-1 Stock held by the Holder on the date hereof (collectively, the “Restricted Securities”), in an amount representing more than, as of any Trading Day, two and one-half percent (2.5%) of the aggregate dollar value of Common Stock traded during a Trading Day (the “Permitted Sales Amount”). As used herein: “Leakout Period” means the period beginning November 12, 2024 and ending on the earlier of: 1) a consecutive 5- Trading Day period where the cumulative Dollar Volume is $1,000,000, and 2) December 31, 2025; and “Dollar Volume” means the product of (a) the volume weighted average price for the Common Stock on the OTC on a Trading Day multiplied by (b) the trading volume on the OTC on a Trading Day.

Notwithstanding anything herein to the contrary, during the Leakout Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of any “restricted securities” (as defined in Rule 144) to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Company’s principal trading market, without complying with (or otherwise being limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Each of the parties hereto, by their respective execution and delivery of this Leak-Out Agreement, hereby represents and warrants to the other that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Leak-Out Agreement, (b) this Leak-Out Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Leak-Out Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Leak-Out Agreement will not conflict with or breach the terms of any other governing document (if such party is not a natural person) or agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and signed by each of the parties hereto.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by electronic or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity. The parties hereto agree that in the event of a default or breach by the Company of any of its obligations with respect to the subject Company securities under any securities purchase agreement or other instrument between the Company and the Holder, the Leakout Period shall immediately end, and Holder shall have the right to specifically enforce all of the obligations of the Company under this Leak-Out Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach by the Company of any provision of this Leak-Out Agreement and to exercise all other rights granted by law and/or any of the documents related to the acquisition of the Series C-1 Stock by the Holder.

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of any securities of the Company who is a party to a substantially similar Leak-Out Agreement (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein and no action taken by the Holder pursuant hereto shall be deemed to constitute the Holder together with Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder each confirm that it has independently participated in the negotiation and documentation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Company securities substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Leak-Out Agreement. If, and whenever on or after the date hereof, the Company enters into a leak-out agreement in connection with any future offering with terms that are materially different from this Leak-Out Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

This Leak-Out Agreement shall be construed under the laws of the state of Nevada, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. THE COMPANY AND THE HOLDER EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

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The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

INNOVATION1 BIOTECH INC.

By:
Name: Francis Knuettel II
Title: Interim CEO

Agreed to and Accepted:

“HOLDER”

By:

Name:

Title:

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